Exhibit 99.1

                       Radiation Therapy Services Reports
                       Strong Third Quarter 2004 Results

        Third Quarter Highlights
         * Total revenues grew 27.0% to $40.7 million from third quarter 2003
         * Income before income taxes grew 41.8% from same period 2003
         * Same practice revenues increased 13.8% from 2003
         * Three New Jersey centers acquired to establish the 18th regional network
         * Board of directors expanded with appointment of third independent director

    FORT MYERS, Fla., Nov. 3 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, today announced its financial results for the third quarter and nine months ended September 30, 2004.

    Total revenues for the third quarter were $40.7 million, an increase of 27.0% from $32.0 million in the same quarter of 2003. Fee for service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $38.4 million. Other revenue, or revenue generated from services where Radiation Therapy bills the hospital for services provided, was $2.3 million.

    Income before income taxes for the third quarter 2004 was $4.9 million, an increase of 41.8% from $3.4 million reported in the same period of 2003. Net income for the third quarter 2004 was $2.9 million, compared to third quarter 2003 net income of $3.4 million. Third quarter 2003 net income excludes income taxes as the Company maintained its Subchapter S Corporation status prior to the June 2004 initial public offering (IPO). On a pro forma basis factoring in the impact of income taxes, the third quarter 2003 net income was $2.1 million. Third quarter 2004 diluted earnings per share were $0.13.

    Total revenues for the nine months ended September 30, 2004 were $125.8 million, an increase of 21.4% from the same period of 2003. Income before income taxes for the first nine months of 2004 was $24.0 million, an increase of 21.8% from $19.7 million reported in the same period of 2003.

    Net income for the first nine months of 2004 was $3.8 million compared to $19.7 million for the same period of 2003. Net income for the first nine months of the year includes a $17.6 million non-cash income tax expense in the second quarter 2004, which was related to the conversion to a C Corporation in conjunction with the IPO. Excluding the same non-cash income tax expense, pro forma diluted net income per share for the nine months ended September 30, 2004 was $0.71. Excluding the interest expense in the second quarter from the Term B loan of $486,000 and deferred financing charges of $336,000 written off in the first quarter in conjunction with the Term B loan, pro forma diluted earnings per share would have been $0.73 for the first nine months of 2004.

    "Our third quarter results exceeded the analyst consensus estimates and are particularly significant taking into consideration the hurricanes that hit the southeast during the quarter," said Dr. Daniel Dosoretz, President and Chief Executive Officer. "During the quarter, we achieved 3.7% same practice growth for external beam treatments at freestanding centers and adjusted for the lost days at centers affected by the storms, same practice growth would have been 6.1%. Our growth attests to the acceptance of our centers among referring physicians and patients. By implementing the latest technology, we are better able to deliver radiation therapy services to our patients, which is resulting in higher revenue per patient and the attraction of a larger number of patients.

    "We recently acquired three established centers in New Jersey to form our 18th regional network in our ninth state, and plan to add value by implementing advanced radiation technology and increasing the number of treatments," continued Dr. Dosoretz. "The two new markets we entered within the last twelve months, Southeastern Alabama and Central Kentucky, are contributing strongly."

    Radiation Therapy generated $26.8 million in net cash from operations in the first nine months of 2004. Capital expenditures for the acquisition of equipment for the nine months ended September 30, 2004 were $16.0 million, compared to $9.4 million in the first nine months of 2003. The Company's days sales outstanding (DSO) for the third quarter were 56 days.

    Outstanding debt at the end of the third quarter totaled $58.6 million.
In early October 2004, the Company paid off the $22.8 million remaining outstanding balance from the Term B loan by increasing the Term A loan and drawing on the revolver. By paying off the Term B loan, the Company reduced its interest rate spread by 175 basis points (1.75%). In conjunction with amending its credit facility, the interest rate spreads on the Term A loan and on the revolver were reduced overall by 25 basis points.

    For the third quarter 2004, Radiation Therapy reported 982 external beam treatments per day at its 44 freestanding centers, a 20.6% increase from the same period of last year. During the third quarter Radiation Therapy acquired two radiation treatment centers in New Jersey and, subsequent to the end of the quarter closed on a third previously announced acquisition in New Jersey. At the end of the third quarter, the Company performed radiation therapy services at 10 hospital-based treatment centers.

    The Company appointed James Charles Weeks to its board of directors in August 2004. Mr. Weeks' appointment expands the board to seven and represents the addition of a third independent director. He serves on the Company's audit and compensation committees, which are now composed solely of independent directors.

    Based on the solid performance in both new markets and existing markets, the Company is increasing its 2004 annual revenue guidance to $167 million to $169 million from $160 million to $162 million.

    Management will host a conference call tomorrow at 10:00 a.m. EDT. A live Web cast of the conference call will be available online on the Company's corporate Web site at http://www.rtsx.com. Web participants are encouraged to go to Radiation Therapy's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 289-0528 for domestic callers, and (913) 981-5522 for international. The reservation number for both is 885920.

    After the live Web cast, the call will remain available on Radiation Therapy's Web site through December 2, 2004. In addition, a telephonic replay of the call will be available until November 18, 2004. The replay dial-in numbers are (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. Please use reservation code 885920.

    About Radiation Therapy Services

    Radiation Therapy Services, Inc., which operates treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 55 treatment centers are clustered into 18 regional networks in nine states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New Jersey, New York and North Carolina. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com.

    This release contains forward-looking statements based on management's current expectations and projections about the Company's future financial results and future trends and events that they believe may affect the Company's business and financial condition. These forward-looking statements are not historical facts but rather are based on current plans, expectations and beliefs. Words such as "may," "will," "expect," "intend," "plan," "believe," "seek" "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, risks related to: changes in government Medicare and Medicaid programs which limit or reduce payments to the Company; decreases in payments by managed care organizations and other commercial payors; changes in, or terminations of, the Company's administrative services agreements by the professional corporations; any changes to the preliminary Medicare fee schedule for 2005; the Company's ability to acquire, develop and integrate treatment centers; changes in and compliance with federal, state and local healthcare and other applicable laws and regulations; technological and therapeutic changes in treatment methods; dependence on recruiting and retaining radiation oncologists and other qualified healthcare professionals; dependence on senior management; the geographic concentration of the Company's operations in certain states, particularly Florida; and those risk factors set forth in the "Risk Factors" section of the Form S-1 Registration Statement, as amended, relating to the Company's initial public offering as well as the risks described from time to time in the Company's subsequent filings with the Securities and Exchange Commission which are available on the SEC's Website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

                       RADIATION THERAPY SERVICES, INC.
                                 AND SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                     (in thousands, except per share amounts)
                                   (unaudited)

                                         Three Months Ended  Nine Months Ended
                                           September 30,       September 30,
                                            2004     2003      2004     2003
     Net patient service revenue          $38,378  $29,914  $118,451  $96,460
     Other revenue                          2,296    2,110     7,305    7,142
     Total revenues                        40,674   32,024   125,756  103,602

     Salaries and benefits                 21,749   18,709    63,546   53,542
     Medical supplies                         808      488     2,560    1,628
     Facility rent expense                  1,273    1,080     3,950    3,222
     Other operating expenses               1,816    2,009     5,601    6,520
     General and administrative expenses    6,296    3,785    14,513   11,389
     Depreciation and amortization          1,675    1,243     4,797    3,652
     Provision for doubtful accounts        1,427      811     4,180    2,474
     Interest expense, net                    787      467     2,641    1,509
     Total expenses                        35,831   28,592   101,788   83,936

     Income before minority interests       4,843    3,432    23,968   19,666
     Minority interests in net losses
      (earnings) of
           consolidated entities               20       (2)        5       20

     Income before income taxes             4,863    3,430    23,973   19,686

     Income tax expense                     1,945        -    20,171        -

     Net income                             2,918    3,430     3,802   19,686

     Other comprehensive income:
     Unrealized gain (loss) on derivative
      interest
          rate swap agreement                   1       15        37      (60)
     Comprehensive income                  $2,919   $3,445    $3,839  $19,626

     Net income per common share
      outstanding - basic                   $0.13    $0.20     $0.19    $1.16
     Net income per common share
      outstanding - diluted                 $0.13    $0.19     $0.19    $1.06

     Weighted average shares outstanding:
          Basic                            22,448   16,943    19,562   16,979
          Diluted                          23,044   18,438    20,360   18,491

     Pro forma income data:
     Income before income taxes, as
      reported                                      $3,430   $23,973  $19,686
     Pro forma income taxes                          1,372     9,589    7,874
     Pro forma net income                           $2,058   $14,384  $11,812

     Pro forma net income per common
      share outstanding - basic                      $0.12     $0.74    $0.70
     Pro forma net income per common
      share outstanding - diluted                    $0.11     $0.71    $0.64

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                               September 30,      December 31,
                                                   2004               2003
                                                (Unaudited)
                                      ASSETS
     Current assets:
          Cash and cash equivalents                 $6,453            $2,606
          Accounts receivable, net                  24,893            22,816
          Prepaid expenses                           1,893             2,921
          Current portion of notes
           receivable from related
           parties                                     -                 122
          Current portion of lease
           receivable                                  728               597
          Inventories                                1,041               802
          Deferred income taxes                      4,097               -
          Other                                        518             1,136
     Total current assets                           39,623            31,000
     Notes receivable from related
      parties, less current portion                    -                 540
     Lease receivable, less current
      portion                                        1,399             1,883
     Equity investments in joint ventures            1,264             1,229
     Property and equipment, net                    76,457            65,569
     Goodwill, net                                  34,392            24,915
     Intangible assets, net                          1,126               718
     Other assets                                    5,274             2,431
     Total assets                                 $159,535          $128,285

    LIABILITIES AND SHAREHOLDERS' EQUITY

     Current liabilities:
          Accounts payable                          $2,556            $3,464
          Accrued expenses                          10,358            11,866
          Income taxes payable                       4,176               -
          Current portion of long-term
           debt                                      9,062             8,065
     Total current liabilities                      26,152            23,395
     Long-term debt, less current portion           49,541            51,746
     Other long-term liabilities                       710               610
     Deferred income taxes                          20,096               -
     Minority interest in consolidated
      entities                                       1,556             1,561
     Total liabilities                              98,055            77,312
     Shareholders' equity
          Preferred stock, $0.0001 par
           value, 10,000 shares
           authorized,
             none issued or outstanding                -                 -
          Common stock, $0.0001 par
           value, 75,000 shares
           authorized,
             22,448 and 17,282 shares
              issued and outstanding at
             September 30, 2004 and
              December 31, 2003,
              respectively                               2                 2
          Additional paid-in capital                69,179            16,616
          Retained (deficit) earnings               (5,602)           37,037
          Notes receivable from
           shareholders                             (2,099)           (2,645)
          Accumulated other comprehensive
           loss, net of tax                            -                 (37)
     Total shareholders' equity                     61,480            50,973
     Total liabilities and shareholders'
      equity                                      $159,535          $128,285

                         RADIATION THERAPY SERVICES, INC.
                                 AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (in thousands)
                                   (unaudited)
                                                        Nine months ended
                                                          September 30,
                                                      2004              2003
    Cash flows from operating activities
    Net Income                                       $3,802           $19,686
    Adjustments to reconcile net income to
     net cash provided by
      operating activities:
      Depreciation                                    4,670             3,540
      Amortization                                      127               112
      Write down of machine parts
       inventory                                      1,223               -
      Deferred income tax provision                  15,999               -
      Stock based compensation                          104               -
      Provision for bad debts                         4,180             2,474
      Loss on the sale of property and
       equipment                                         40                17
      Minority Interests in net losses of
       consolidated entities                             (5)              (20)
      Write off of loan costs                           336               -
      Equity interest in net income of
       joint ventures                                   (35)              (46)
      Changes in operating assets and
       liabilities:
        Accounts receivable                          (6,257)           (4,164)
        Inventories                                    (239)              108
        Prepaid expenses                              1,028                56
        Accounts payable                               (908)            1,299
        Accrued expenses                             (1,480)            4,228
        Income taxes currently payable                4,176               -

    Net cash provided by operating
     activities                                      26,761            27,290

    Cash flows from investing activities
    Purchase of property and equipment              (12,268)           (6,227)
    Acquisition of radiation centers                 (7,115)           (8,737)
    Receipts of principal payments of
     notes receivable from shareholders                 662               -
    Proceeds from the sale of property and
     equipment                                          951             1,317
    Change in lease receivable                          353               314
    Change in other assets                               53                (1)

    Net cash used in investing activities           (17,364)          (13,334)

    Cash flows from financing activities
    Proceeds from issuance of debt                   51,400             6,500
    Principal repayments of debt                    (58,353)           (8,029)
    Proceeds from public offering of
     common stock, net of expenses                   46,781               -
    Proceeds from issuance of common stock               38                50
    Proceeds from exercise of stock
     options                                          2,112               101
    Payments of notes receivable from
     shareholders                                       546               258
    Distributions to shareholders                   (46,441)           (9,130)
    Payments of loan costs                           (1,633)              -

    Net cash used in financing activities            (5,550)          (10,250)

    Net increase in cash and cash
     equivalents                                      3,847             3,706
    Cash and cash equivalents, at
     beginning of period                              2,606             4,294

    Cash and cash equivalents, at end of
     period                                          $6,453            $8,000

    Supplemental disclosure of non-cash
     transactions

    Recorded capital lease obligations
     related to the acquisition of
     equipment                                       $3,711            $3,171
    Issuance of common stock for the
     acquisition of Devoto Construction,
     Inc.                                            $3,528              $-
    Issuance of promissory note plus
     accrued interest for purchase of
     shares                                            $-                $521
    Cancellation of notes receivable from
     shareholder for purchase of treasury
     stock                                             $-                $710
    Recorded lease receivable related to
     assets under capital lease                        $-                 $85
    Recorded capital lease obligations
     related to the acquisition of
     radiation center assets                         $2,034              $-
    Recorded obligation related to the
     acquisition of radiation center
     assets                                            $100              $-

                       RADIATION THERAPY SERVICES, INC.
                                 AND SUBSIDIARIES
                             KEY OPERATING STATISTICS
                                   (unaudited)

                                 Three Months Ended     Nine Months Ended
                                      September            September
                                         30,                  30,
                                  2004  2003    %       2004     2003     %
                                              Change                    Change

    External beam treatments
     per day -                    982    814  20.6%    1,043      895   16.5%
     freestanding centers

    Percentage change in
     external beam treat-        3.7%  -4.6%            1.2%    -0.4%
      ments per day -
       freestanding centers -
      same practice basis

    Percentage change in total
     revenues                   13.8%  16.6%           11.5%    30.1%
      - same practice basis

    Regional networks at period
     end                           18     15  20.0%

    Treatment centers -
     freestanding                  44     36  22.2%
    Treatment centers -
     hospital                      10     11  -9.1%
                                   54     47  14.9%

    Days sales outstanding for
     the quarter                   56     61


     Contacts:                          Investors/Media:
     Dave Koeninger                     Stephanie Carrington/Greg Tiberend
     Chief Financial Officer            The Ruth Group
     Radiation Therapy Services, Inc.   646-536-7017/7005
     239-931-7282                       scarrington@theruthgroup.com
     dkoeninger@rtsx.com                gtiberend@theruthgroup.com

SOURCE  Radiation Therapy Services, Inc.
    -0-                             11/03/2004
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, or dkoeninger@rtsx.com; or Stephanie Carrington, +1-646-536-7017, or scarrington@theruthgroup.com, or Greg Tiberend, +1-646-536-7005, or gtiberend@theruthgroup.com, both of The Ruth Group for Radiation Therapy Services, Inc./
    /Web Site:  http://www.rtsx.com /
    (RTSX)

CO:  Radiation Therapy Services, Inc.; 21st Century Oncology
ST:  Florida
IN:  MTC BIO HEA
SU:  ERN CCA ERP